                   CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                               THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                   APRIL 30,                   APRIL 30,
                                                           --------------------------  --------------------------
                                                               1997          1996          1997          1996
                                                           ------------  ------------  ------------  ------------
Primary:
  Average shares outstanding.............................     8,104,714     8,021,575     8,104,714     8,014,083
  Net effect of dilutive stock options--based on treasury
    stock method using average market price..............        58,622        30,084        57,506        31,366
                                                           ------------  ------------  ------------  ------------
  Totals.................................................     8,163,336     8,051,659     8,162,220     8,045,449
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Net income...............................................  $  1,011,383  $    900,681  $  1,752,631  $  1,537,083
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Per share amount.........................................  $       0.12  $       0.11  $       0.21  $       0.19
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Fully diluted:
  Average shares outstanding.............................     8,104,714     8,021,575     8,104,714     8,014,083
  Net effect of dilutive stock options--based on treasury
    stock method using period end market price, if
    greater than the average market price................        58,622        30,084        57,506        31,366
                                                           ------------  ------------  ------------  ------------
  Totals.................................................     8,163,336     8,051,659     8,162,220     8,045,449
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Net income...............................................  $  1,011,383  $    900,681  $  1,752,631  $  1,537,083
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Per share amount.........................................  $       0.12  $       0.11  $       0.21  $       0.19
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
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